Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Seychelle Environmental Technologies, Inc. (the “Company”) on Form 10QSB for the period ending May 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Carl Palmer, Chief Executive Officer of the Company certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that, to the best of the undersigned’s knowledge and belief:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Carl Palmer
Carl Palmer
Chief Executive Officer,

July 14, 2006